SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

Current Technology Corporation

(Exact name of registrant as specified in its charter)

Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 West Pender Street, Suite 530

Vancouver, B.C.

Canada, V6C-2V6

(Address of principal executive offices)

CURRENT TECHNOLOGY CORPORATION 2004 STOCK OPTION AND STOCK BONUS PLAN

(full title of the plan)

Robert K. Kramer, President

800 West Pender Street, Suite 530

Vancouver, B.C.

Canada, V6C-2V6

604-685-8355

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Theresa Mehringer Burns Figa & Will, P.C. 6400 S. Fiddlers Green Circle, Suite 1030 Englewood, Colorado 80111 (303) 796-2626

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value per share, under the:
Current Technology Corporation 2004 Stock Option and Stock Bonus Plan	3,000,000	$0.30	$900,000	$114.03
Total	3,000,000	$0.30	$900,000	$114.03

(1)

Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").  The calculation of the registration fee is based upon a per share price of $0.30 which was the closing price of Current Technology Corporation's common stock on September 7, 2004, as reported for such date by the Over-the-Counter Bulletin Board.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Current Technology Corporation, a Canadian corporation (the "Registrant"), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant's Annual Report on Form 20-F for the year ended December 31, 2003, filed on July 8, 2004, which contains audited financial statements for the most recent fiscal year.

(b)

The description of the Registrant's common stock contained in the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2003, filed on July 8, 2004.

(c)

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 20-F referred to in (a) above.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subject to the provisions of the Canada Business Corporations Act, the Registrant will indemnify and, if necessary, apply to a court of competent jurisdiction for approval thereof, each director or officer or former director  or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.  The Registrant may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding.  Each such director or officer on being elected or appointed will be deemed to have contracted with the Registrant on the terms of the foregoing indemnity.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.  EXHIBITS

Exhibit Number	Description
4.1	Current Technology Corporation 2004 Stock Option and Stock Bonus Plan
5.1	Opinion of _Davis & Company regarding the legality of the common stock being registered
23.1	Consent of HLB Cinnamon Jang Willoughby & Company, Independent Auditors
23.2	Consent of Davis & Company (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

Item 9.  UNDERTAKINGS

A.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada on September 7th , 2004.

CURRENT TECHNOLOGY CORPORATION By: /s/ Robert K. Kramer Robert K. Kramer, President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Anne Kramer, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 7th of September, 2004.

Signature	Title
/s/Anne Kramer Anne Kramer	Chairman of the Board
/s/ Robert K. Kramer Robert Kramer	President, Chief Executive Officer, Director
/s/ George A. Chen George A. Chen	Chief Financial Officer, Director
/s/ Anthony J. Harrison Anthony J. Harrison	Chief Operating Officer, Director
/s/ Peter W. Bell Peter W. Bell	Director
/s/ Eldon K. Heppner Eldon K. Heppner	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Current Technology Corporation 2004 Stock Option and Stock Bonus Plan
5.1	Opinion of Davis & Company regarding the legality of the common stock being registered
23.1	Consent of _ HLB Cinnamon Jang Willoughby & Company,, Independent Auditors
23.2	Consent of Davis & Company (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)